Consent of Independent Auditors'


The Board of Directors
America's Utility Fund, Inc.:


We consent to the use of our report dated February 6, 1998 incorporated herein by reference and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.



                                                    /s/ KPMG Peat Marwick LLP.
                                                    ---------------------------
                                                    KPMG Peat Marwick LLP


Boston, Massachusetts
April 30, 1998